Independent Auditors' Report and Consent


The Board of Directors and Stockholders
CK Witco Corporation:


Under date of January 31, 2000, except for the private placement information described in the note captioned "Credit Facilities" as to which the date is March 7, 2000, we reported on the consolidated balance sheets of CK Witco Corporation and subsidiaries (the Company) as of December 31, 1999 and December 26, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31,1999, which are incorporated by reference in this Form 10 K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule included in this Form 10 K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 33-21246, 33-42280, 33-67600, 333-62429 and 333-
87035) on Form S-8 of CK Witco Corporation of our report, dated January 31, 2000, except for the private placement information described in the note captioned "Credit Facilities" as to which the date is March 7, 2000, relating to the consolidated balance sheets of CK Witco Corporation and subsidiaries as of December 31, 1999 and December 26, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of CK Witco Corporation.


Stamford, Connecticut
March 29, 2000